Exhibit 3.13

  Delaware                PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CPMMUNICATIONS INTELLIGENCE CORPORATION”, FILED IN THIS OFFICE ON THE THIRTIENTH DAY OF JUNE, A.S. 2009, AT 7:17 O’CLOCK P. M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
2103295 8100	Jeffrey W. Bullock, Secretary of State
090664107	AUTHENTICATION: 7395961
You may verify this certificate online At corp.delaware.gov/authver.shtml	DATE: 07-01-09

Exhibit 3.13

State of  Delaware
Secretary of state
Division of Corporations
Delivered 07:31 PM 06/30/2009
Filed 07:17 PM 06/30/2009
SRV 090664107 – 2103295 FILE

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNICATION INTELLIGENCE CORPORATION

It is hereby certified that:

1.           The name of the corporation is Communication Intelligence Corporation (hereinafter called the “Corporation”).

2.           The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking paragraph (a) of Article Fourth thereof and by substituting in lieu of said paragraph the following new paragraph:

“FOURTH:  The total number of shares which the Corporation shall have authority to issue is 285,000,000 of which 275,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.”

The balance of Article Fourth shall remain unchanged.

3.           This amendment to the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment shall be effective as of the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Guido DiGregario, its Chairman and Chief Executive Officer, this 30th day of June, 2009.

            COMMUNICATION INTELLIGENCE
CORPORATION

/s/  Guido DiGregorio
                        By: Guido DiGregorio
                        Chairman and Chief Executive Officer

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